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                            Exhibit 3(b)


                        AMENDED AND RESTATED

                             BY-LAWS OF

                        BancTEXAS GROUP INC.
                    (as amended April 21, 1995)


                             ARTICLE I

     SECTION 1. Registered Office.  The registered office of the
Corporation shall be in the City of Wilmington, County of New
Castle, State of Delaware.

     SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                           ARTICLE II

                     MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. Annual Meetings. An annual meeting of stockholders shall be held on such day in each fiscal year of the Corporation at such time as may be fixed by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

     SECTION 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Restated Certificate of Incorporation, may be called by the Chairman of the Board or by the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders of record owning at least fifty percent in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.


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     SECTION 5. Notice of Special Meetings.  Written or printed notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

     SECTION 6. Business at Meetings.

     (a) Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice thereof.

     (b) No business may be presented at any annual meeting by a stockholder unless presented in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any annual meeting; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders.

     (c) Each notice under subsection (b) shall set forth the issue with specificity. Discussion at the annual meeting shall be limited to the description of the proposed issue.

     (d) If notice of the proposed issue is not made in accordance with the foregoing procedure or the proposed issue is not a proper subject for action by stockholders, the proposed issue shall not be voted on or discussed at the meeting.

     SECTION 7. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for such ten day period, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

     SECTION 8. Quorum. The holders of a majority of the votes attributed to the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Restated Certificate of Incorporation or these By-laws. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment and a new record date is not fixed for the adjourned meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any

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business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty days or more, or when after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

     SECTION 9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Restated Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 10. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney in fact and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.

     SECTION 11. Voting. Unless otherwise provided by statute or the Restated Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation; provided, however, that in all elections for directors of the Corporation, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him or her in the Corporation, multiplied by the number of directors to be elected by the class to which he or she belongs at such election, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate or distribute them among two or more candidates.

     SECTION 12. Conduct of Meetings.

     (a) The Chairman of the meeting may, either before or during any meeting of stockholders, prescribe rules which will govern the orderly conduct, presentation, discussion, tabling, and voting, including the procedures for the presentation, revocation and counting of proxies, at the meeting with respect to issues to be presented at the meeting and all other aspects of any annual or special meeting of stockholders.

     (b) The Chairman's determination shall be in his reasonable discretion and shall be final, unless the Restated Certificate of Incorporation, By-laws, resolution of the Board, or applicable law establish rules governing a particular matter, in which case such provision shall be dispositive, or unless the Chairman's ruling is overruled by the affirmative vote of the holders of two-thirds of the issued and outstanding capital stock of the Corporation entitled to vote on such matters at the meeting and present at the meeting in person or by proxy.

     SECTION 13. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote

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thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION 14. Procedure for Nominations. Nominations for the election of directors may only be made by the Board of Directors, by a committee of the Board of Directors designated for that purpose or by a stockholder entitled to vote generally in the election of directors who has complied with the procedures set forth in this section. Any stockholder of record who is entitled to vote generally in the election of directors may nominate one or more persons for election as a director at a meeting of stockholders only if written notice of such stockholder's intention to make such nomination has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation (i) with respect to an election at an annual meeting of stockholders, not more than fifty (50) days nor less than fourteen (14) days prior to the date of the meeting, and
(ii) with respect to an election to be held at a special meeting of stockholders called for such purpose, not later than the close of business on the fourteenth day following the date on which notice of the meeting was first given to stockholders. Each notice of a stockholder's intention to nominate one or more candidates for director shall set forth the name and address, as they appear on the Corporation's records, of the stockholder who intends to make the nomination and the name and residence and business addresses of the person or persons to be nominated; the class and number of shares of each class of the outstanding securities of the Corporation beneficially owned by the stockholder giving the notice; a representation that such stockholder is the holder of record of stock of the Corporation entitled to vote at the meeting and intends to attend the meeting and to nominate the person or persons named in the notice; any other information regarding each prospective nominee as would then be required by applicable law and regulation to be disclosed in a solicitation of proxies for the election of directors, had the prospective nominee been nominated by the Board of Directors; and the written consent of each prospective nominee to be nominated and to serve as a director if elected.

                           ARTICLE III

                        BOARD OF DIRECTORS

     SECTION 1. Powers. The business and affairs of the Corporation shall be managed by a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Restated Certificate of Incorporation or these By-laws directed or required to be exercised or done by the stockholders.

     SECTION 2. Number of Directors. The number of directors to constitute the Board of Directors shall be six; provided, however, that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than three and, provided further, that there shall be added to such number of directors as so fixed any number of directors who are elected solely by the holders of any class of stock of the Corporation pursuant to the terms of the constituent instrument establishing such class.

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     SECTION 3. Election and Term.  Except as provided in Section
4 of this Article III, each director shall be elected to serve until the next annual meeting and until his successor (if any) shall have been elected and shall qualify, or until his death, resignation or removal from office.

     SECTION 4. Vacancies and Newly Created Directorships. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or the number of directors constituting the whole Board shall be increased, a majority of the remaining or existing directors, though less than a quorum, may choose a successor or successors or the director or directors to fill the new directorships, who shall hold office for the unexpired term in respect to which such vacancy occurred or, in the case of a new directorship or directorships, until the next annual meeting of the stockholders.

     SECTION 5. Removal. The stockholders may remove a director either for or without cause at any meeting of stockholders, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

                           ARTICLE IV

                  MEETINGS OF BOARD OF DIRECTORS

     SECTION 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held at the location of and immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the Board of Directors may meet at such place and time as shall be fixed by the consent in writing of all the directors.

     SECTION 2. Other Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

     SECTION 3. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place and on such notice, if any, as shall be determined from time to time by the Board of Directors.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four hours' notice to each director, delivered either personally or by mail or telegram. Special meetings of the Board of Directors shall be called by the President or the Secretary in like manner and on like notice on the written request of a majority of the directors constituting the whole Board of Directors.

     SECTION 5. Quorum and Voting. At all meetings of the Board of Directors, a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of four (4) or more of the directors present at any meeting at which there is a quorum shall be necessary to constitute the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these By-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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     SECTION 6.  Telephone Meetings.  At any meeting of the Board of Directors or any committee thereof, members may attend by conference telephone, radio, television or similar means of communication by means of which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof, under the applicable provisions of the statutes, the Restated Certificate of Incorporation, or these By-laws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

     SECTION 8. Advisory Directors. Any number of persons may be appointed "Advisory Directors" by a vote of a majority of the directors present at any meeting. An Advisory Director shall have the right to attend and to participate in any and all meetings of the Board of Directors to the same extent as any director, except that an Advisory Director shall not have the right to vote on any question or issue considered by the Board of Directors.

                            ARTICLE V

                            COMMITTEES

     SECTION 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate three or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, except where action by the Board of Directors is expressly required by statute. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 2. Other Committees. The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board of Directors deems appropriate.

     SECTION 3. Committee Rules; Quorum. Each committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.

                           ARTICLE VI

                    COMPENSATION OF DIRECTORS

     SECTION 1. Attendance Fees. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board;

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however, this provision shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may receive such compensation, if any, as may be determined by the Board of Directors.

                           ARTICLE VII

                             NOTICES

     SECTION 1. Methods of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the Restated Certificate of Incorporation or these By-laws, such notice shall be delivered personally or shall be given in writing by mail addressed to such stockholder, director or committee member at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors and committee members may also be given by telegram, and notice given by such means shall be deemed to be given at the time it is delivered to the telegraph office.

     SECTION 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the Restated Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.

                          ARTICLE VIII

                             OFFICERS

     SECTION 1. Executive Officers. The executive officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, one or more of whom may be designated Executive or Senior Vice Presidents and may also have such descriptive titles as the Board of Directors shall deem appropriate, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary.

     SECTION 2. Election and Qualification. The Board of Directors at its first meeting after each annual meeting of stockholders may elect a Chairman of the Board from its members, shall elect a President from its members, and shall elect one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

     SECTION 3. Other Officers and Agents. The Board of Directors may elect or appoint Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary, or may vest the appointment of any such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers (except executive officers) and agents in such of the executive officers as it deems appropriate, subject in all cases to the control of the Board of Directors.

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     SECTION 4. Salaries.  The salaries of all officers of the
Corporation shall be fixed by the Board of Directors except as otherwise directed by the Board.

     SECTION 5. Term, Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent of the Corporation may be removed at any time by the affirmative vote of a majority of the Board of Directors, or by the executive officer having power to appoint his successor. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or otherwise as provided in this Article VIII.

     SECTION 6. Execution of Instruments. Either the Chairman of the Board or the President or the Executive Vice President and Chief Financial Officer may execute in the name of the Corporation bonds, notes debentures and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, loan and credit agreements, checks, drafts, leases, purchase contracts, and all other terms of agreements, contracts and instruments and may bind this Corporation thereto without the seal of this Corporation being affixed thereon and without the signature of the Chairman of the Board or the President or Executive Vice President and Chief Financial officer being attested. Any Senior Vice President may execute in the name of the Corporation any of the documents and instruments described in the preceding sentence, except where such documents or instruments are required by these By-laws, by law or by specific delegation or designation to be otherwise executed. Nothing in this Section shall override the duties and authorities conferred on any officer of this corporation elsewhere in these By-laws or by any resolution adopted by the Board of Directors.

     SECTION 7. Duties of Officers. The duties and powers of the officers of the Corporation shall be as provided in these By-laws, or as provided for pursuant to these By-laws, or (except to the extent inconsistent with these By-laws or with any provision made pursuant thereto) shall be those customarily exercised by corporate officers holding such offices.

     SECTION 8. Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the Board of Directors. He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors. The Chairman of the Board shall, if so designated by the Board of Directors, be the Chief Executive Officer of the Corporation; in such event he shall have all of the powers granted by the By-laws to the President, including the power to make and sign contracts and agreements in the name and on behalf of the Corporation, and from time to time may delegate all, or any, of his powers and duties to the President.

     SECTION 9. President. Unless such powers have been conferred upon the Chairman of the Board by the Board of Directors, the President shall have the powers of Chief Executive Officer of the Corporation, and as Chief Executive Officer, the President shall have general supervision of the affairs of the Corporation and shall have general and active control of all of its business.

     In the absence of any other person designated thereto by these By-laws, the President shall preside at all meetings of the stockholders. He shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the proper

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conduct of operations may require, and to fix their compensation, subject to the provisions of these By-laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of any officer subordinate to him; to suspend for cause, pending final action by the authority which shall have supervisory power over him, any officer subordinate to the President, and in general, to exercise all the powers usually appertaining to the office of President of a corporation, except as otherwise provided in these By-laws. In the event the Chairman of the Board has been designated Chief Executive Officer of the Corporation, the President shall, subject to the powers of supervision and control thereby conferred upon the Chairman of the Board, be the chief operating officer of the Corporation and shall have all necessary powers to discharge such responsibility including all powers heretofore in this paragraph enumerated.

     The President shall perform all the duties and have all the powers of the Chairman of the Board in the absence of the Chairman of the Board.

     SECTION 10. Vice Presidents. The Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors and the Chief Executive Officer may prescribe.

     SECTION 11. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for the purpose and shall perform like duties for the committees of the Board of Directors when required. He shall give or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer. He shall keep in safe custody the seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     SECTION 12. Assistant Secretaries. The Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors and the Chief Executive Officer may prescribe.

     SECTION 13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors and the Chief Executive Officer, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

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     SECTION 14. Assistant Treasurers.  The Assistant Treasurers in
the order determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors and the Chief Executive Officer may prescribe.

                           ARTICLE IX

                     SHARES AND STOCKHOLDERS

     SECTION 1. Certificates Representing Shares. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. Transfer of Shares. Subject to valid transfer restrictions and to stop-transfer restrictions and to stop-transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 3. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversions or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, or more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next

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preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 4. Registered Stockholders. The Corporation shall be entitled to recognize the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                            ARTICLE X

                         INDEMNIFICATION

     SECTION 1. Indemnification.

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of

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
any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a person who is or was a director, officer, employee or agent of the Corporation, or a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, agent or other person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding, or a threatened action, suit or proceeding, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, agent or other person to repay the such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article X.

     (f) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

     (h) For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                           ARTICLE XI

                             GENERAL

     SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, or of the resolutions, if any, providing for any series of stock, may be declared by the Board of Directors at any meeting thereof, or by the Executive Committee at any meeting thereof. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation or the resolutions, if any, providing for any series of stock.

     SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. Shares of Other Corporations. The President, or in his absence, any Vice President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation, bank, banking association or other entity standing in the name of the Corporation. The authority herein granted to said officer may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations, banks, banking associations and other entities.

     SECTION 4. Checks. All checks, drafts, bills of exchange or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 5. Corporate Records. The Corporation shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class and series, if any, of shares held by each. All other books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may determine.

     SECTION 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

     SECTION 7. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; if not so fixed it shall be the calendar year.

                           ARTICLE XII

                            AMENDMENTS

     SECTION 1. Amendment. These By-laws may be altered, amended or repealed or new By-laws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or, with the affirmative vote of the holders of a majority of the shares of the Class B Common Stock, by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board, or at any special meeting of the Board, provided notice of the proposed alteration, amendment or repeal or the adoption of the new By-laws is set forth in the notice of such meeting.

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